Exhibit 99

List of Pending Tobacco Cases

     The following sets forth the principal parties to the proceedings referred to in Item 3 of this Form 10-K in which Registrant is currently named as a defendant, the court in which such proceedings are pending and the date such proceedings were instituted against Registrant:

     Alexander, E. v. Philip Morris Companies, Inc., et al., U.S. District Court for the Eastern District of Louisiana, St. Landry Parish District Court, September 27, 1999;

     Alvarez, D. (severed from Bellows, B.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, November 26, 1997;

     Anderson, J. v. The American Tobacco Company, et al., Circuit Court of Knox County, Tennessee, May 23, 1997;

     Aron, Jr., D. v. Brown & Williamson Tobacco Corporation, et al., Circuit Court of Cook County, Illinois, February 27, 2002;

     Brazil (State of Sao Paulo) v. The American Tobacco Company, Inc., et al., State of Louisiana, February 14, 2000;

     Brown, G. (severed from Cochran, O.) v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, March 30, 2001;

     Cochran, O. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, December 31, 2002;

     Cotroneo, L. v. Fortune Brands, Inc., Supreme Court of New York, Queens County, October 21, 1997;

     DeBobes, L. (severed from Perri, A.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997;

     Eiser, L. v. The American Tobacco Company, et al., Court of Common Pleas of Philadelphia County, Philadelphia, March 31, 1999;

     Gelfond, M. v. Fortune Brands, Inc., et al., Supreme Court of New York, New York County, May 1, 1998;

     Gouveia, D. (severed from Valentin, A.) v. Fortune Brands, Inc., et al., Supreme Court of New York, Rensselaer County, September 2, 1997;

     Hobart, C. (severed from Lennon, L.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 30, 1997;

     James, T. (severed from Crane, J.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, April 4, 1997;

     Kaiser Aluminum & Chemical Corporation v. RJR Nabisco, et al., Circuit Court of Jefferson County, Mississippi, December 15, 2000;

     Mariani, J. (severed from Jaust, T.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 9, 1997;

     McCormack, P. (severed from Walgreen, C.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 28, 1997;

     Panama (The Republic of) v. The American Tobacco Company, et al., Civil District Court for the Parish of Orleans, New Orleans, Louisiana, August 25, 1998;

     Robare, W. (severed from Valentin, A.) v. Fortune Brands, Inc., et al., Supreme Court of New York, Clinton County, September 11, 1997;

     Shea, T. (severed from Perri, A.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997;

     In re: Simon (II) Litigation, U.S. District Court for the Eastern Division of New York, September 6, 2000;

     Standish, J. v. The American Tobacco Company, Supreme Court of New York, Bronx County, July 11, 1997;

     Tomasino, J. (f/k/a Lopardo, T.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, September 25, 1997;

     Yedwabnick (f/k/a Smith, BJ) v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, August 26, 1997; and

     Zeringue, E. v. The American Tobacco Company, et al., District Court of Louisiana, Jefferson Parish, September 24, 1998.

List of Terminated Tobacco Cases

     The following cases, previously listed as pending, have been dismissed and were not previously reported as such:

     Badon, C. v. RJR Nabisco, Inc., et al., Judicial District Court, Parish of Cameron, Louisiana, December 30, 1997, Dismissed May 17, 2004;

     Crescenzo, C. (severed from Lennon, L.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 30, 1997, Dismissed September 14, 2004;

     Davey, C. (severed from Condon, R.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 13, 1997, Dismissed April 21, 2003;

     Mahoney, O. v. The American Tobacco Company, et al., Iowa District Court for Lee County, April 18, 2001, Dismissed July 7, 2004;

     Maio, D. (severed from Lynch, R.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 24, 1997, Dismissed January 23, 2004;

     Priest, W. (severed from Keenan, T.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 12, 1997, Dismissed February 19, 2004;

     Shea, L. (severed from Walgreen, C.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 28, 1997, Dismissed June 28, 2004;

     Thomas, E. v. The American Tobacco Company, et al., Circuit Court, State of Missouri, Jefferson County, October 9, 1998, Dismissed March 18, 2004;

     Valentin, A. v. Fortune Brands, Inc., et al., Supreme Court of New York, Queens County, August 15, 1997, Dismissed January 28, 2003; and

     Zuzalski, W. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, April 3, 1997, Dismissed.